UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-1004
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)      June 24, 2009
TRW Automotive Holdings Corp.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-31970	81-0597059

(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150

(Address of Principal Executive Offices)	(Zip Code)
(734) 855-2600
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Sixth Amended and Restated Credit Agreement, dated as of June 24, 2009, among the Company, TRW Automotive Inc., TRW Automotive Intermediate Holdings Corp., certain of the Company’s foreign subsidiaries, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as lead arrangers.
Press Release of the Company dated June 26, 2009.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
TRW Automotive Holdings Corp. (the “Company”) announced that on June 24, 2009 the Company and its wholly owned subsidiaries, TRW Automotive Inc. (“TAI”) and TRW Automotive Intermediate Holdings Corp. (“Intermediate”), and certain of the Company’s foreign subsidiaries, entered into the Sixth Amended and Restated Credit Agreement, dated as of June 24, 2009 (the “Sixth Credit Agreement”), with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as lead arrangers. Except as described herein, the material terms of the Sixth Credit Agreement are the same as the Company’s prior credit agreement, the Fifth Amended and Restated Credit Agreement (the “Prior Agreement”). For a description of the material terms of the Prior Agreement, see Item 1.01 “Entry Into a Material Definitive Agreement — Refinancing Credit Agreement” in the Company’s Current Report on Form 8-K filed on May 9, 2007, which is incorporated herein by reference.
The Sixth Credit Agreement amends certain provisions of the Prior Agreement, including the financial covenants, applicable interest rates and commitment fee rates as well as certain other covenants applicable to the Company, TAI and its subsidiaries.
The revised financial covenants, which are calculated on a trailing four quarter basis (the “Test Period”), are effective for the second quarter of 2009 and continue through the third quarter of 2011, after which the financial covenants contained in the Prior Agreement apply. During this period, the senior secured leverage ratio (which replaces the total leverage ratio) and the minimum interest coverage ratio are amended as follows:
Senior Secured Leverage Ratio

Test Period (Quarter ended)	Ratio
6/30/09	4.00:1.00
9/30/09	6.50:1.00
12/31/09	6.75:1.00
3/31/10	5.90:1.00
6/30/10	4.50:1.00
9/30/10	3.50:1.00
12/31/10	2.85:1.00
3/31/11	2.75:1.00
6/30/11	2.50:1.00
9/30/11	2.50:1.00

Minimum Interest Coverage Ratio

Test Period (Quarter ended)	Ratio
6/30/09	1.60:1.00
9/30/09	1.05:1.00
12/31/09	1.10:1.00
3/31/10	1.30:1.00
6/30/10	1.70:1.00
9/30/10	2.25:1.00
12/31/10	2.70:1.00
3/31/11	2.55:1.00
6/30/11	3.25:1.00
9/30/11	3.25:1.00
The applicable interest rate margins for borrowings on the revolving credit facility (“RC”) and the Term A-1 loans (“TLA”) and the RC commitment fee rates are revised as follows:
Prior Agreement Interest Rate Grid

		Margin over
		LIBOR /
	Margin over	Eurocurrency	RC Commitment
Total Leverage Level	Alternate Base Rate	Rate	Fee Rate
≥ 2.5x	0.25%	1.25%	0.25%
≥ 1.75x	0.125%	1.125%	0.25%
≥ 1.5x	0.00%	1.00%	0.20%
< 1.5x	0.00%	0.875%	0.20%
Sixth Credit Agreement Grid

		Margin over
		LIBOR /
Senior Sec.	Margin over	Eurocurrency	RC Commitment
Leverage Level	Alternate Base Rate	Rate	Fee Rate
≥ 3.50x	5.00%	6.00%	0.75%
≥ 2.50x	4.50%	5.50%	0.50%
≥ 1.75x	4.25%	5.25%	0.50%
≥ 1.50x	4.00%	5.00%	0.50%
<1.50x	3.75%	4.75%	0.50%

The applicable interest rate margin on the Term B-1 loans is revised as follows:
               Prior Agreement: 1.50% (no grid)
               Sixth Credit Agreement: 6.00% (no grid)
The Company expects to incur charges, including lender consent fees, relating to the transaction totaling approximately $29 million.
This description is not complete and is qualified in its entirety by reference to the full text of the Sixth Credit Amendment, which is attached hereto as Exhibit 10.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits.

Exhibit No.	Description

10.1	Sixth Amended and Restated Credit Agreement, dated as of June 24, 2009, among the Company, TRW Automotive Inc., TRW Automotive Intermediate Holdings Corp., certain of the Company’s foreign subsidiaries, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as lead arrangers

99.1	Press Release of the Company dated June 26, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.
Dated: June 26, 2009	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

10.1	Sixth Amended and Restated Credit Agreement, dated as of June 24, 2009, among the Company, TRW Automotive Inc., TRW Automotive Intermediate Holdings Corp., certain of the Company’s foreign subsidiaries, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as lead arrangers

99.1	Press Release of the Company, dated June 26, 2009